UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2020
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Del Taco Restaurants, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36197	46-3340980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25521 Commercentre Drive
Lake Forest, CA 92630
(Address of Principal executive offices, including Zip Code)

(949) 462-9300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TACO	NASDAQ Capital Market
Warrants, each exercisable for one share of common stock	TACOW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Del Taco Restaurants, Inc. (the “Company,” “we,” or “our”) on September 19, 2019, amended its 2015 Senior Credit Facility by entering into the Fourth Amendment to the Senior Credit Facility (the “Senior Credit Facility”). The Senior Credit Facility includes a revolving credit agreement under which we can borrow up to $250.0 million. The material terms of the Senior Credit Facility are described under “Note 7 - Debt, Obligations Under Finance Leases and Deemed Landlord Financing Liabilities” of the Notes to Consolidated Financial Statements for Del Taco Restaurants, Inc. which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 13, 2020, and which description is incorporated herein by reference.

As of December 31, 2019, the Company had a total of $87.7 million of availability for additional borrowings under the Senior Credit Facility as the Company had $145.0 million of outstanding borrowings and $17.3 million of letters of credit outstanding which each reduce availability under the Senior Credit Facility.

On March 16, 2020 as a precautionary measure, we provided notice to the lenders under the Senior Credit Facility of our desire to borrow $25.0 million available under the Senior Credit Facility, which amounts were deposited with us on March 16, 2020. Additionally, on March 30, 2020 as a precautionary measure, we provided an additional notice to the lenders under the Senior Credit Facility of our desire to borrow $25.0 million available under the Senior Credit Facility, which amounts were deposited with us on April 1, 2020 such that a total of $217.3 million is currently outstanding (including $17.3 million of outstanding letters of credit). With the draw downs and existing cash, the Company currently has over $56.0 million of cash on hand. As of the date of this Current Report on Form 8-K, we remain in compliance with all financial covenants set forth in the Senior Credit Facility.

The aforementioned borrowings under the Senior Credit Facility were a precautionary measure to bolster its cash position and enhance its financial flexibility given uncertain market and economic conditions as a result of the COVID-19 pandemic. The proceeds from these borrowings are being held on our balance sheet and may in the future be used for general corporate purposes, including, without limitation, working capital, capital expenditures in the ordinary course of business, or other lawful corporate purposes, all in accordance with and subject to the terms and conditions of the Senior Credit Facility.

Item 8.01    Other Events

On April 2, 2020, the Company issued a press release providing a business update related to the COVID-19 pandemic. A copy of the press release is attached as Exhibit 8.01 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
Exhibit 8.01	Press Release issued on April 2, 2020 providing a business update related to COVID-19

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANTS, INC.

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	Executive Vice President and Chief Financial Officer

Date: April 2, 2020